Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contact:
June 23, 2025	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Verizon announces final results of its private exchange offers for 10 series of notes and related tender offers open to

certain investors

NEW YORK, N.Y. - Verizon Communications Inc. (“Verizon”) (NYSE, Nasdaq: VZ) today announced the final results of its Exchange Offers (as defined below) and its Cash Offers (as defined below).

Exchange Offers

The first transaction consists of 10 separate private offers to exchange (the “Exchange Offers”) any and all of the outstanding series of notes listed in the table below (as used in the context of the Exchange Offers and the Cash Offers (as defined below), collectively the “Old Notes”) in exchange for newly issued 5.401% Notes due 2037 of Verizon (the “New Notes”), on the terms and subject to the conditions set forth in the Offering Memorandum dated June 12, 2025 (the “Offering Memorandum”), the eligibility letter (the “Eligibility Letter”) and the accompanying exchange offer notice of guaranteed delivery (the “Exchange Offer Notice of Guaranteed Delivery” which, together with the Offering Memorandum and the Eligibility Letter, constitute the “Exchange Offer Documents”).

The Exchange Offers expired at 5:00 p.m. (Eastern time) on June 18, 2025 (the “Exchange Offer Expiration Date”). The “Exchange Offer Settlement Date” with respect to the Exchange Offers will be promptly following the Exchange Offer Expiration Date and is expected to be June 25, 2025. In addition to the applicable Total Exchange Price (as defined in the Offering Memorandum), Exchange Offer Eligible Holders (as defined below) whose Old Notes are accepted for exchange will receive a cash payment equal to the accrued and unpaid interest on such Old Notes from and including the immediately preceding interest payment date for such Old Notes to, but excluding, the Exchange Offer Settlement Date. Interest will cease to accrue on the Exchange Offer Settlement Date for all Old Notes accepted, including those tendered through the Guaranteed Delivery Procedures (as defined in the Offering Memorandum).

Unless otherwise defined herein, capitalized terms used under the heading Exchange Offers have the respective meanings assigned thereto in the Exchange Offer Documents.

The table below indicates, among other things, the aggregate principal amount of each series of Old Notes that Verizon is accepting in connection with Verizon’s offer to exchange any and all of its outstanding notes listed below for New Notes:

Acceptance Priority Level(1)	Title of Security	CUSIP Number(s)	Principal Amount Outstanding	Principal Amount Tendered for Exchange by the Expiration Date and Accepted(2)
1	1.450% Notes due 2026	92343VGG3	$838,579,000	$1,689,000
2	Floating Rate Notes due 2026	92343VGE8	$212,932,000	$4,987,000
3	4.125% Notes due 2027	92343VDY7	$2,903,541,000	$316,360,000
4	3.000% Notes due 2027	92343VFF6	$569,992,000	$66,073,000
5	4.329% Notes due 2028	92343VER1/ 92343VEQ3/ U9221ABK3	$3,640,515,000	$722,436,000
6	2.100% Notes due 2028	92343VGH1	$2,139,693,000	—
7	4.016% Notes due 2029	92343VEU4/ 92343VET7/ U9221ABL1	$4,000,000,000	$523,460,000
8	3.150% Notes due 2030	92343VFE9	$1,464,080,000	$266,808,000
9	1.680% Notes due 2030	92343VFX7/ 92343VFN9/ U9221ABS6	$1,098,195,000	$270,138,000
10	7.750% Notes due 2030	92344GAM8/ 92344GAC0	$562,561,000	$30,303,000

(1)

Subject to the satisfaction or waiver of the conditions of the Exchange Offers described in the Offering Memorandum, if the New Notes Capacity Condition (as defined if the Offering Memorandum) and/or the corresponding Cash Offer Completion Condition (as defined if the Offering Memorandum) is not satisfied with respect to every series of Old Notes, Verizon will accept Old Notes for exchange in the order of their respective Acceptance Priority Level specified in the table above (as used in the context of the Exchange Offers and the Cash Offers, each an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level). It is possible that a series of Old Notes with a particular Acceptance Priority Level will not be accepted for exchange even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

(2)

The principal amounts accepted as reflected in the table above are subject to change due to Old Notes that may be validly tendered pursuant to Guaranteed Delivery Procedures and not validly withdrawn prior to the guaranteed delivery date and accepted for exchange.

Verizon is offering to accept for exchange validly tendered Old Notes using a “waterfall” methodology under which such Old Notes of different series will be accepted in the order of their respective Acceptance Priority Levels as listed in the table above, subject to a $2.5 billion cap on the maximum aggregate principal amount of New Notes that Verizon will issue in all of the Exchange Offers (the “New Notes Maximum Amount”). However, subject to applicable law, Verizon, in its sole discretion, has the option to waive or increase the New Notes Maximum Amount at any time.

On the terms and subject to the conditions set forth in the Offering Memorandum, including the Cash Offer Completion Condition, Verizon is accepting for exchange all of the Old Notes validly tendered, including Old Notes for which Verizon received an Exchange Offer Notice of Guaranteed Delivery and that are delivered on or prior to the Guaranteed Delivery Date, of each series of Old Notes with Acceptance Priority Levels 1 through 5 and 7 through 10 (as used in the context of the Exchange Offers and the Cash Offers, the “Covered Notes”). As described further below in relation to the Cash Offers, the purchase of all Old Notes of the series with Acceptance Priority Level 6 (as used in the context of the Exchange Offers and the Cash Offers, the “Non-Covered Notes”) tendered for purchase would cause Verizon to breach the Maximum Total Consideration Condition (as defined in the Offer to Purchase, and as increased as described below), and, accordingly, Verizon is rejecting the Non-Covered Notes from the applicable Cash Offer and the Cash Offer Completion Condition with respect to the Non-Covered Notes will not be satisfied. Because the Cash Offer Completion Condition will not be satisfied, Verizon is rejecting exchanges of Non-Covered Notes, including Non-Covered Notes for which Verizon received an Exchange Offers Notice of Guaranteed Delivery. Non-Covered Notes will be returned or credited without expense to the holders’ accounts promptly after the Expiration Date. The aggregate principal amount of Covered Notes that will be exchanged by Verizon on the Settlement Date is subject to change based on deliveries of Covered Notes pursuant to the Guaranteed Delivery Procedures described in the Offering Memorandum.

On the terms and subject to the conditions set forth in the Offering Memorandum, Verizon expects to issue approximately $2.2 billion aggregate principal amount of New Notes due 2037 and, as such, Verizon considers the Minimum Issue Requirement (as defined in the Offering Memorandum) satisfied. Verizon will not receive any cash proceeds from the Exchange Offers. The actual aggregate principal amount of New Notes that will be issued on the Exchange Offer Settlement Date is subject to change, based on the amount of Old Notes delivered pursuant to the Guaranteed Delivery Procedures and satisfaction or waiver of the conditions set forth in the Offering Memorandum, including the Cash Offer Completion Condition.

Verizon today announced that the New Notes Capacity Condition, as well as certain customary conditions to the Exchange Offers, including the absence of certain adverse legal and market developments, have been satisfied with respect to each series of Old Notes, and the Cash Offer Completion Condition (as defined in the Offering Memorandum) has been satisfied for each series of Covered Notes.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes.

Only a holder who had duly completed and returned an Eligibility Letter certifying that it was either (1) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)); or (2) a person located outside the United States who is (i) not a “U.S. person” (as defined in Rule 902 under the Securities Act), (ii) not acting for the account or benefit of a U.S. person and (iii) a “Non-U.S. qualified offeree” (as defined below), was authorized to receive the Offering Memorandum and to participate in the Exchange Offers (such holders, “Exchange Offer Eligible Holders”).

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774.You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link: https://gbsc-usa.com/eligibility/verizon.

Cash Offers

The second transaction consists of 10 separate offers to purchase for cash (the “Cash Offers”) any and all of each series of Old Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated June 12, 2025 (the “Offer to Purchase”), the certification instructions letter (the “Certification Instructions Letter”) and the accompanying cash offer notice of guaranteed delivery (the “Cash Offer Notice of Guaranteed Delivery” which, together with the Offer to Purchase and the Certification Instructions Letter, constitute the “Tender Offer Documents”).

The Cash Offers expired at 5:00 p.m. (Eastern time) on June 18, 2025 (the “Cash Offer Expiration Date”). The “Cash Offer Settlement Date” with respect to the Cash Offers will be promptly following the Cash Offer Expiration Date and is expected to be June 25, 2025.

Unless otherwise defined herein, capitalized terms used under the heading Cash Offers have the respective meanings assigned thereto in the Tender Offer Documents.

The table below indicates, among other things, the aggregate principal amount of each series of Old Notes that Verizon is accepting in connection with Verizon’s offer to purchase any and all of its outstanding notes listed below:

Acceptance Priority Level(1)	Title of Security	CUSIP Number(s)	Principal Amount Outstanding	Principal Amount Tendered for Purchase by the Expiration Date and Accepted(2)
1	1.450% Notes due 2026	92343VGG3	$838,579,000	$11,059,000
2	Floating Rate Notes due 2026	92343VGE8	$212,932,000	$2,287,000
3	4.125% Notes due 2027	92343VDY7	$2,903,541,000	$160,011,000
4	3.000% Notes due 2027	92343VFF6	$569,992,000	$25,913,000
5	4.329% Notes due 2028	92343VER1/ 92343VEQ3/ U9221ABK3	$3,640,515,000	$126,677,000
6	2.100% Notes due 2028	92343VGH1	$2,139,693,000	—
7	4.016% Notes due 2029	92343VEU4/ 92343VET7/ U9221ABL1	$4,000,000,000	$106,476,000
8	3.150% Notes due 2030	92343VFE9	$1,464,080,000	$42,536,000
9	1.680% Notes due 2030	92343VFX7/ 92343VFN9/ U9221ABS6	$1,098,195,000	$24,930,000
10	7.750% Notes due 2030	92344GAM8/ 92344GAC0	$562,561,000	$2,818,000

(1)

Subject to the satisfaction or waiver of the conditions of the Cash Offers described in the Offer to Purchase, including if the Maximum Total Consideration Condition (as defined in the Offer to Purchase) is not satisfied with respect to every series of Old Notes, Verizon will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above. It is possible that a series of Old Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

(2)

The principal amounts accepted as reflected in the table above are subject to change due to Old Notes that may be validly tendered pursuant to Guaranteed Delivery Procedures and not validly withdrawn prior to the guaranteed delivery date and accepted for purchase.

Verizon is offering to purchase validly tendered Old Notes using a “waterfall” methodology under which such Old Notes of different series will be accepted in the order of their respective Acceptance Priority Levels as listed in the table above, subject to the Maximum Total Consideration Condition and the Exchange Offer Completion Condition (each as defined in the Offer to Purchase). However, subject to applicable law, Verizon, in its sole discretion, has the option to waive or increase the Maximum Total Consideration Condition at any time.

Verizon has increased the Maximum Total Consideration Condition to the Cash Offers and, accordingly, the maximum aggregate amount of cash that Verizon will use to purchase all validly tendered, and not validly withdrawn, Old Notes in the Cash Offers (the “Maximum Total Consideration Amount,” as described in the Offer to Purchase) will be increased from $300 million to $500 million, which is an amount sufficient to allow Verizon to purchase all Covered Notes validly tendered, and not validly withdrawn, at or prior to the Cash Offer Expiration Date.

On the terms and subject to the conditions set forth in the Offer to Purchase, Verizon is accepting for purchase all of the Old Notes validly tendered, including Old Notes for which Verizon received a Cash Offer Notice of Guaranteed Delivery and that are delivered on or prior to the Guaranteed Delivery Date, for each series of Covered Notes. Because the purchase of all Non-Covered Notes validly tendered in the Cash

Offer would cause Verizon to breach the Maximum Total Consideration Condition (as increased as described above), Verizon is rejecting tenders of Non-Covered Notes, including Old Notes for which Verizon received a Cash Offer Notice of Guaranteed Delivery. Non-Covered Notes will be returned or credited without expense to the holders’ accounts promptly after the Expiration Date. The aggregate principal amount of Covered Notes that will be purchased by Verizon on the Settlement Date is subject to change based on deliveries of Covered Notes pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase.

In addition to the applicable Total Consideration (as defined in the Offer to Purchase), Cash Offer Eligible Holders (as defined below) whose Old Notes are accepted for purchase will be paid accrued and unpaid interest on such Old Notes from and including the immediately preceding interest payment date for such Old Notes to, but excluding, the Cash Offer Settlement Date. Interest will cease to accrue on the Cash Offer Settlement Date for all Old Notes accepted in the Cash Offers, including those Old Notes tendered through the Guaranteed Delivery Procedures.

Verizon today announced that the Exchange Offer Completion Condition has been satisfied for each series of Covered Notes and, except as noted in this release, all other conditions to the Cash Offers described in the Offer to Purchase, including the absence of certain adverse legal and market developments, have been satisfied with respect to each series of Old Notes.

Only holders who were not Exchange Offer Eligible Holders (“Cash Offer Eligible Holders”) were eligible to participate in the Cash Offers. Holders of Old Notes participating in the Cash Offers were required to complete the Certification Instructions Letter and certify that they are Cash Offer Eligible Holders.

Global Bondholder Services Corporation is acting as the Information Agent and the Tender Agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers or for additional copies of the Tender Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers. The Tender Offer Documents can be accessed at the following link: https://www.gbsc-usa.com/verizon.

Verizon refers to the Exchange Offers and the Cash Offers, collectively, as the “Offers.”

Verizon retained Barclays Capital Inc, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC to act as lead dealer managers for the Offers and Scotia Capital (USA) Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. to act as co-dealer managers for the Offers.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents and the Cash Offers are being made solely pursuant to the Offer to Purchase and related documents. The Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication and any other documents or materials relating to the Exchange Offers have not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this announcement is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply. Accordingly, this communication is only addressed to and directed at persons who are outside the United Kingdom and (i) persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), or (ii) within Article 43 of the Financial Promotion Order, or (iii) high net worth companies and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on any document relating to the Exchange Offers or any of their contents.

This communication and any other documents or materials relating to the Exchange Offer are only addressed to and directed at persons in member states of the European Economic Area (the “EEA”), who are “Qualified Investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129. The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes, will be engaged in only with, Qualified Investors. The Exchange Offer is only available to Qualified Investors. None of the information in the Offering Memorandum and any other documents and materials relating to the Exchange Offer should be acted upon or relied upon in any member state of the EEA by persons who are not Qualified Investors.

“Non-U.S. qualified offeree” means:

(i) in relation to any investor in the European Economic Area (the “EEA”), a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded) that is not a retail investor. For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II;

(ii) in relation to any investor in the United Kingdom, a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 that is not a retail investor and that (a) has professional experience in matters relating to investments and qualifies as an investment professional within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (b) is a person falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (c) is a person to whom an invitation or inducement to engage in investment activity (within the meaning of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). For these purposes, a retail investor means a person who is one (or more) of: (x) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (y) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) any entity outside the U.S., the EEA and the United Kingdom to whom the Exchange Offer may be made in compliance with all applicable laws and regulations of any applicable jurisdiction without registration of the Exchange Offer or any related filing or approval.

Cautionary Statement Regarding Forward-Looking Statements

In this communication Verizon has made forward-looking statements, including regarding the conduct and completion of the Offers. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “assume,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “hope,” “intend,” “target,” “forecast,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated, including those discussed in the Offering Memorandum and Offer to Purchase under the heading “Risk Factors” and under similar headings in other documents that are incorporated by reference in the Offering Memorandum and Offer to Purchase. Holders are urged to consider these risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and Verizon undertakes no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. Verizon cannot assure you that projected results or events will be achieved.